CONSUMAT
                          ENVIRONMENTAL SYSTEMS, INC.




FOR IMMEDIATE RELEASE. . . . . . . . . . . . . . . . . . . . . December 13, 1996

Richmond, Virginia. . . . . . . . . . . . . . . . . . . . .Contact:Mark E. Hills
                                                                    804/746-4120




         Consumat Systems, Inc. (NASDAQ Bulletin Board:CSMT), announced today that the Company name was changed to Consumat Environmental Systems, Inc. effective December 12, 1996. The Company reported that the name change was approved at a Special Meeting of Shareholders held on December 12, 1996. In addition to the name change, the Shareholders approved an increase in authorized shares of the Company to 25,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock.

         Also, the Company Board's selection of KPMG Peat Marwick, LLP as the Company's auditors was ratified by the Shareholders.

         Consumat Systems is the Richmond, Virginia based Company which designs and manufactures incineration and air pollution control equipment.